Exhibit 99.1

Mister Car Wash Announces Second Quarter 2025 Results

Net revenues increased 4%

Comparable-store sales increased 1.2%

Unlimited Wash Club® (“UWC”) memberships increased 5%

Opened 4 new greenfield locations

Updates full year 2025 outlook

Tucson, Ariz., July 30, 2025 – Mister Car Wash, Inc. (the “Company”) (Nasdaq: MCW), the nation’s leading car wash brand, today announced its financial results for the quarter ended June 30, 2025.

“Fueled by the strength of our UWC subscription model and the solid execution of our teams, we delivered our ninth consecutive quarter of positive comp-store sales growth in the second quarter—even amidst a challenging retail environment. Our membership base grew 5% year-over-year, underscoring the effectiveness of our model in converting retail traffic into a robust stream of recurring revenue,” commented John Lai, Chairperson, President and CEO of Mister Car Wash. “With strong cash flow generation powering reinvestment and innovation, our results through the first-half of 2025 reinforce the durability of our strategy and our commitment to delivering long-term value to customers and shareholders alike.”

Second Quarter 2025 Highlights:

•
Net revenues increased 4% to $265.4 million, up from $255.0 million in the second quarter of 2024.
•
Comparable-store sales increased 1.2% during the quarter.
•
UWC sales represented 76% of total wash sales compared to 72% in the second quarter of 2024.
•
Ended the quarter with over 2.2 million UWC members representing a year-over-year increase of 102 thousand members or 5%.
•
Opened 4 new greenfield locations, bringing the total net number of car wash locations operated to 522 as of June 30, 2025, an increase of 6% compared to 491 car wash locations as of June 30, 2024.
•
Net income and net income per diluted share were $28.6 million and $0.09, respectively.
•
Adjusted net income(1) and adjusted net income per diluted share(1) were $36.5 million and $0.11, respectively.
•
Adjusted EBITDA(1) decreased 2% to $87.0 million from $88.7 million in the second quarter of 2024.

Six Month 2025 Highlights:

•
Net revenues increased 7% to $527.1 million, up from $494.2 million in the prior year.
•
Comparable-store sales increased 3.6%.
•
The Company opened 8 new greenfield locations.
•
Net income and net income per diluted share were $55.6 million and $0.17, respectively.
•
Adjusted net income(1) and adjusted net income per diluted share(1) were $71.6 million and $0.22, respectively.
•
Adjusted EBITDA(1) increased 5% to $172.7 million from $163.9 million in 2024.

(1) Adjusted net income, adjusted EBITDA and adjusted net income per diluted share are non-GAAP financial measures. See Use of Non-GAAP Financial Measures and GAAP to Non-GAAP Reconciliations disclosures included below in this press release.

Location Count

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025
Beginning location count	518	482	514
Greenfield locations opened	4	9	8
Ending location count	522	491	522

Balance Sheet and Cash Flow Highlights:

•
As of June 30, 2025, cash and cash equivalents totaled $26.4 million, compared to cash and cash equivalents of $67.5 million as of December 31, 2024. There were no borrowings under the Company’s Revolving Commitment as of June 30, 2025 and December 31, 2024.
•
Net cash provided by operating activities totaled $134.4 million compared to $118.9 million for the six months ended June 30, 2025 and 2024, respectively.

Sale-Leasebacks and Rent Expense:

•
In the second quarter of 2025, the Company had no sale-leaseback transactions.
•
With 475 car wash leases as of June 30, 2025, versus 439 leases as of June 30, 2024, rent expense, net increased 12% to $30.2 million, compared to the second quarter of 2024.

2025 Outlook

The Company has revised its outlook for the full fiscal year ended December 31, 2025, and now expects the following:

	Current	Previous
Net revenues	$1,046 to $1,054 million	$1,046 to $1,064 million
Comparable-store sales growth %	1.5% to 2.5%	1.5% to 3.0%
Adjusted EBITDA	$338 to $342 million	$338 to $346 million
Adjusted net income	$140 to $143 million	$140 to $147 million
Adjusted net income per diluted share	$0.42 to $0.43	$0.42 to $0.44
Interest expense, net	$61 million	$61 million
Rent expense, net	Approx. $123 million	Approx. $123 million
Weighted average common shares outstanding, diluted, full year	Approx. 332 million	Approx. 332 million
New greenfield locations	Approx. 30	30 to 35
Capital expenditures(1)	$255 to $275 million	$275 to $305 million
Sale leasebacks	$40 to $50 million	$40 to $50 million

(1) Total capital expenditures for the year ending December 31, 2025 are expected to consist of approximately $205 million to $220 million of new store growth capital expenditures and $50 million to $55 million of other capital expenditures related to store-level maintenance, productivity improvements and the integration of acquired locations.

Conference Call Details

A conference call to discuss the Company’s financial results for the second quarter of fiscal 2025 and to provide a business update is scheduled for today, July 30, 2025, at 4:30 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 855-209-8213 (international callers please dial 1-412-542-4146) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at https://ir.mistercarwash.com/.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at https://ir.mistercarwash.com/ for 90 days.

About Mister Car Wash® | Inspiring People to Shine®

Headquartered in Tucson, Arizona, Mister Car Wash, Inc. (Nasdaq: MCW) operates over 500 locations and has the largest car wash subscription program in North America. With a passionate team of professionals, advanced technology, and a commitment to exceptional customer experiences, Mister Car Wash is dedicated to providing a clean, shiny, and dry vehicle every time. The Mister brand is deeply rooted in delivering quality service, fostering friendliness, and demonstrating a genuine commitment to the communities it serves while prioritizing responsible environmental practices and resource management. To learn more, visit www.mistercarwash.com.

Use of Non-GAAP Financial Measures

This press release includes references to non-GAAP financial measures, including adjusted EBITDA, adjusted net income, and adjusted net income per diluted share (the “Company’s Non-GAAP Financial Measures”). These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, the Company’s Non-GAAP Financial Measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. The reconciliations of the Company’s Non-GAAP Financial Measures to the corresponding GAAP measures should be carefully evaluated.

The Company’s Non-GAAP Financial Measures are non-GAAP measures of the Company’s operating performance and should not be considered as an alternative to net income as a measure of financial performance or any other performance measure derived in accordance with U.S. GAAP and should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items. Adjusted EBITDA is defined as net income before interest expense, net, income tax provision, depreciation and amortization expense, (gain) loss on sale of assets, net, stock-based compensation expense and related taxes, acquisition expenses, non-cash rent expense, debt refinancing costs, and other nonrecurring charges.

Beginning in 2025, the Company has made certain changes to its definitions for adjusted net income and adjusted net income per diluted share that impact the comparability of the metrics to prior periods. Specifically, the Company will no longer include non-cash rent expense in its reconciliation of net income to adjusted net income. Accordingly, the Company’s 2025 adjusted net income and adjusted net income per diluted share guidance reflects the Company’s updated definition of adjusted net income and adjusted net income per diluted share. Adjusted net income is defined as net income before (gain) loss on sale of assets, net, stock-based compensation expense, acquisition expenses, debt refinancing costs, other nonrecurring charges, income tax impact of stock award exercises and the tax impact of adjustments to net income. Adjusted net income per share is defined as basic net income per share before (gain) loss on sale of assets, net, stock-based compensation expense and related taxes, acquisition expenses, loss on extinguishment of debt, other nonrecurring charges, income tax impact of stock award exercises and the tax impact of adjustments to basic net income per share. Adjusted net income per diluted share is defined as diluted net income per share before (gain) loss on sale of assets, net, stock-based compensation expense, acquisition expenses, debt refinancing costs, other nonrecurring charges, income tax impact of stock award exercises and the tax impact of adjustments to basic net income per share.

Management believes the Company’s Non-GAAP Financial Measures assist investors and analysts in comparing the Company’s operating performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of the Company’s ongoing operating performance. Investors are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating the Company’s Non-GAAP Financial Measures, investors should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in the Company’s presentation of the Company’s Non-GAAP Financial Measures. There can be no assurance that the Company will not modify the presentation of the Company’s Non-GAAP Financial Measures in future periods, and any such modification may be material.

Management believes that the Company’s Non-GAAP Financial Measures are helpful in highlighting trends in the Company’s core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which the Company operates, and capital investments. Management also uses adjusted EBITDA in connection with establishing discretionary annual incentive compensation; to supplement U.S. GAAP measures of performance in the evaluation of the effectiveness of the Company’s business strategies; to make budgeting decisions, and because the Company’s credit agreement uses measures similar to adjusted EBITDA to measure the Company’s compliance with certain covenants.

The Company’s Non-GAAP Financial Measures have limitations as analytical tools, and investors should not consider these measures in isolation or as substitutes for analysis of the Company’s results as reported under U.S. GAAP. Some of these limitations include, for example, adjusted EBITDA does not reflect: the Company’s cash expenditure or future requirements for capital expenditures or contractual commitments; the Company’s cash requirements for the Company’s working capital needs; the interest expense and the cash requirements necessary to service interest or principal payments on the Company’s debt, cash requirements for replacement of assets that are being depreciated and amortized, and the impact of certain cash charges or cash receipts resulting from matters management does not find indicative of the Company’s ongoing operations.

The Company is not providing a reconciliation of the 2025 outlook for adjusted EBITDA, adjusted net income, and adjusted net income per diluted share because we are unable to predict with reasonable certainty the reconciling items that may affect the most directly comparable GAAP financial measures without unreasonable efforts. The amounts that are necessary for such reconciliations, including acquisition expenses, other expenses, and the other adjustments reflected, are uncertain, depend on various factors, and could significantly impact, either individually or in the aggregate, the GAAP measures.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding Mister Car Wash’s expansion efforts and expected growth and financial and operational results for 2025 are forward-looking statements. Words including “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would” or the negative thereof or other variations thereon or comparable terminology are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.

These forward-looking statements are based on management’s current expectations and beliefs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements, including, but not limited to: our inability to attract new customers, retain existing customers and maintain or grow the number of UWC members, which could adversely affect our business, financial condition and results of operations and rate of growth; our failure to acquire, or open and operate new locations in a timely and cost-effective manner, and enter into new markets or leverage new technologies, may materially and adversely affect our competitive advantage or financial performance; our inability to successfully implement our growth strategies on a timely basis or at all; we are subject to a number of risks and regulations related to credit card and debit card payments we accept; an overall decline in the health of the economy and other factors impacting consumer spending, such as natural disasters and fluctuations in inflation, may affect consumer purchases, reduce demand for our services and materially and adversely affect our business, results of operations and financial condition; inflation, supply chain disruption and other increased operating costs could materially and adversely affect our results of operations; our locations may experience difficulty hiring and retaining qualified personnel, resulting in higher labor costs; we lease or sublease the land and buildings where a number of our locations are situated, which could expose us to possible liabilities and losses; our indebtedness could adversely affect our financial health and competitive position; our business is subject to various laws and regulations and changes in such laws and regulations, or failure to comply with existing or future laws and regulations, may result in litigation, investigation or claims by third parties or employees that could adversely affect our business; our locations are subject to certain environmental laws and regulations; we are subject to data security and privacy risks that could negatively impact our results of operations or reputation; we may be unable to adequately protect, and we may incur significant costs in enforcing or defending, our intellectual property and other proprietary rights; stockholders’ ability to influence corporate matters may be limited because a small number of stockholders beneficially own a substantial amount of our common stock and continue to have substantial control over us; our stock price may be volatile or may decline regardless of our operating performance, resulting in substantial losses for investors purchasing shares of our common stock; and the other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as such factors may be updated from time to time in its other filings with the SEC accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at www.mistercarwash.com.

Any forward-looking statement that the Company makes in this press release speaks only as of the date hereof. Except as required by law, the Company does not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investor Relations

Edward Plank, Mister Car Wash, Inc.

IR@mistercarwash.com

Media

media@mistercarwash.com

Consolidated Statements of Operations and Comprehensive Income

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net revenues	$265,415	$255,043	$527,071	$494,226

Costs and expenses:
Cost of labor and chemicals	76,627	72,691	150,879	144,349
Other store operating expenses	108,850	99,543	218,517	196,346
General and administrative	25,113	24,912	49,772	54,622
Loss on sale of assets, net	679	2,897	790	1,364
Total costs and expenses	211,269	200,043	419,958	396,681
Operating income	54,146	55,000	107,113	97,545

Other (income) expense:
Interest expense, net	15,172	20,254	31,195	40,278
Loss on extinguishment of debt	—	—	—	1,882
Other income	(21)	—	(21)	(5,189)
Total other expense, net	15,151	20,254	31,174	36,971
Income before taxes	38,995	34,746	75,939	60,574
Income tax provision	10,400	12,655	20,344	21,846
Net income	$28,595	$22,091	$55,595	$38,728

Other comprehensive income, net of tax:
Gain on interest rate swap	350	—	350	—
Total comprehensive income	$28,945	$22,091	$55,945	$38,728

Earnings per share:
Basic	$0.09	$0.07	$0.17	$0.12
Diluted	$0.09	$0.07	$0.17	$0.12
Weighted-average common shares outstanding:
Basic	325,561,496	319,415,156	324,884,649	317,626,972
Diluted	331,824,299	328,325,135	331,655,434	329,168,640

Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income	$55,595	$38,728
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	42,655	39,856
Stock-based compensation expense	13,320	12,152
Loss on sale of assets, net	790	1,364
Loss on extinguishment of debt	—	1,882
Amortization of deferred debt issuance costs	574	713
Non-cash lease expense	27,262	24,037
Deferred income tax	17,131	19,903
Changes in assets and liabilities:
Accounts receivable, net	(1,852)	(2,222)
Other receivables	230	(5,846)
Inventory, net	314	3,093
Prepaid expenses and other current assets	969	(1,267)
Accounts payable	2,471	3,251
Accrued expenses	(3,764)	3,022
Deferred revenue	2,554	2,070
Operating lease liability	(23,654)	(21,025)
Other noncurrent assets and liabilities	(217)	(829)
Net cash provided by operating activities	$134,378	$118,882

Cash flows from investing activities:
Purchases of property and equipment	(113,112)	(163,096)
Proceeds from sale of property and equipment	1,783	18,454
Net cash used in investing activities	$(111,329)	$(144,642)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee plans	3,662	2,773
Payments for repurchases of common stock	—	(19,290)
Proceeds from debt borrowings	—	925,000
Proceeds from revolving line of credit	—	92,000
Payments on debt borrowings	(67,307)	(901,201)
Payments on revolving line of credit	—	(84,000)
Payments of deferred debt issuance costs	—	(4,525)
Principal payments on finance lease obligations	(387)	(362)
Net cash provided by (used in) financing activities	$(64,032)	$10,395

Net change in cash and cash equivalents, and restricted cash during period	(40,983)	(15,365)
Cash and cash equivalents, and restricted cash at beginning of period	67,612	19,119
Cash and cash equivalents, and restricted cash at end of period	$26,629	$3,754

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets:
Cash and cash equivalents	26,405	3,609
Restricted cash, included in prepaid expenses and other current assets	224	145
Total cash, cash equivalents, and restricted cash	$26,629	$3,754

Supplemental disclosure of cash flow information:
Cash paid for interest	$32,245	$39,646
Cash paid for income taxes	$2,204	$2,181

Supplemental disclosure of non-cash investing and financing activities:
Property and equipment in accounts payable	$9,545	$21,119
Property and equipment accrued in other accrued expenses	$3,983	$—
Payment of debt financing costs in other accrued expenses	$—	$735

Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)

(Unaudited)

	As of
	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$26,405	$67,463
Accounts receivable, net	2,642	791
Other receivables	11,423	13,518
Inventory, net	5,414	5,728
Prepaid expenses and other current assets	11,792	11,590
Total current assets	57,676	99,090
Property and equipment, net	880,527	814,600
Operating lease right of use assets, net	905,229	924,896
Other intangible assets, net	111,577	112,507
Goodwill	1,134,734	1,134,734
Other assets	16,254	15,969
Total assets	$3,105,997	$3,101,796

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$31,122	$30,020
Accrued payroll and related expenses	21,990	27,116
Other accrued expenses	34,908	39,162
Current maturities of long-term debt	—	6,920
Current maturities of operating lease liability	51,020	48,986
Current maturities of finance lease liability	834	804
Deferred revenue	36,514	33,960
Total current liabilities	176,388	186,968
Long-term debt, net	849,055	909,094
Operating lease liability	874,858	890,613
Financing lease liability	12,795	13,262
Deferred tax liabilities, net	118,988	101,741
Other long-term liabilities	2,930	1,766
Total liabilities	2,035,014	2,103,444
Stockholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 327,257,547 and 323,693,863 shares outstanding as of June 30, 2025 and December 31, 2024, respectively	3,278	3,242
Additional paid-in capital	846,914	830,264
Accumulated other comprehensive income	350	—
Retained earnings	220,441	164,846
Total stockholders’ equity	1,070,983	998,352
Total liabilities and stockholders’ equity	$3,105,997	$3,101,796

GAAP to Non-GAAP Reconciliations

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Reconciliation of net income to adjusted EBITDA:
Net income	$28,595	$22,091	$55,595	$38,728
Interest expense, net	15,172	20,254	31,195	40,278
Income tax provision	10,400	12,655	20,344	21,846
Depreciation and amortization expense	21,738	20,261	42,655	39,856
Loss on sale of assets, net	679	2,897	790	1,364
Stock-based compensation expense	7,274	6,791	14,390	13,593
Acquisition expenses	1,199	548	2,613	1,113
Non-cash rent expense	1,652	1,495	3,618	2,982
Debt refinancing costs	—	—	—	1,882
Employee retention credit	—	—	—	(5,189)
Other	337	1,700	1,495	7,411
Adjusted EBITDA	$87,046	$88,692	$172,695	$163,864

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Reconciliation of net income to adjusted net income:
Net income	$28,595	$22,091	$55,595	$38,728
Loss on sale of assets, net	679	2,897	790	1,364
Stock-based compensation expense	7,274	6,791	14,390	13,593
Acquisition expenses	1,199	548	2,613	1,113
Non-cash rent expense (1)	1,652	1,495	3,618	2,982
Debt refinancing costs	—	—	—	1,882
Employee retention credit	—	—	—	(5,189)
Other	337	1,700	1,495	7,411
Income tax impact of stock award exercises	465	3,742	793	6,002
Tax impact of adjustments to net income (2)	(2,398)	(2,480)	(4,929)	(4,515)
Adjusted net income, as defined through 2024	$37,803	$36,784	$74,365	$63,371

Non-cash rent expense (1)	(1,652)	(1,495)	(3,618)	(2,982)
Tax impact of adjustments to net income (2)	385	33	838	381
Adjusted net income, as defined beginning 2025	$36,536	$35,322	$71,585	$60,770

Diluted adjusted net income per Share, as defined through 2024	$0.11	$0.11	$0.22	$0.19
Diluted adjusted net income per Share, as defined beginning 2025	$0.11	$0.11	$0.22	$0.18
Adjusted weighted-average common shares outstanding - diluted	331,824,299	328,325,135	331,655,434	329,168,640

(1) Non-cash rent expense was included in the reconciliation of net income to adjusted net income and adjusted net income per diluted share for periods prior to fiscal 2025. Beginning in fiscal 2025, such expenses will no longer be included in the calculation of adjusted net income and adjusted net income per diluted share.

(2) Tax impacts of adjustments to net income were adjusted prior to and beginning in 2025 for changes in expenses adjusting net income.